Exhibit 99.1
Xencor Appoints Raymond Deshaies, Ph.D., to Board of Directors
PASADENA, Calif.--July 3131, 2025-- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of cancer and autoimmune diseases, today announced the appointment of Raymond J. Deshaies, Ph.D., to its board of directors. Dr. Deshaies is a pioneering biochemist and cell biologist with more than 25 years of experience in biotechnology and drug development. He recently served as senior vice president of global research at Amgen Inc., where he oversaw all research activities, including the nomination of over 50 clinical candidates, expansion of Amgen’s capabilities for discovering and optimizing multispecific drug candidates, and application of generative protein design to biologics discovery. Dr. Deshaies completed his tenure at Amgen as a distinguished fellow.
“Ray holds a deep understanding of biological mechanisms and has a long track-record of translating cutting-edge scientific insights into transformative medicines for patients,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor. “We welcome Ray to our Board and look forward to his contributions as we advance our pipeline of novel XmAb® drug candidates through clinical development.”
Prior to joining Amgen in 2017 as senior vice president of global research, Dr. Deshaies was a professor in the Division of Biology and Biological Engineering (BBE) at the California Institute of Technology (Caltech), where he remains an external affiliate. During his tenure at Caltech, he also served as executive officer of the BBE Division. In 2003, Dr. Deshaies co-founded Proteolix, which discovered carfilzomib, a selective proteasome inhibitor for the treatment of patients with advanced multiple myeloma, marketed as KYPROLIS®. He later founded Cleave Biosciences, which was focused on modulating protein homeostasis pathways. Dr. Deshaies co-authored over 170 scientific papers and is an international leader in the fields of protein homeostasis and targeted protein degradation. He was named an investigator of the Howard Hughes Medical Institute in 2000 and elected to the American Academy of Arts and Sciences and the National Academy of Sciences in 2011 and 2016, respectively. Dr. Deshaies earned his B.S. in biochemistry from Cornell University and his Ph.D. from the University of California, Berkeley. He completed postdoctoral research at Berkeley and at the University of California, San Francisco.
KYPROLIS® is a registered trademark of Onyx Pharmaceuticals, Inc., a subsidiary of Amgen Inc.
About Xencor
Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of patients with cancer and autoimmune diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and multiple XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a protein’s structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.
Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,”

Exhibit 99.1
“investigational,” “indicates,” “supports,” and similar terms, or by express or implied discussions relating to Xencor’s business, including but not limited to, the quotations from Xencor's president and chief executive officer, and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks, including the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments and the risks, uncertainties and other factors described under the heading “Risk Factors” in Xencor's annual report on Form 10-K for the year ended December 31, 2024 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended to date. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Contact
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(626) 737-8118
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Inizio Evoke
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